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                                                                    EXHIBIT 10.7

                         MANAGEMENT SERVICE AGREEMENT
                         ----------------------------

     THIS MANAGEMENT SERVICE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of October, 1997, by and between NEPHROLOGY ASSOCIATES OF NORTHERN ILLINOIS, LTD., an Illinois medical corporation (the "Company"), and EVEREST HEALTHCARE SERVICES CORPORATION, a Delaware corporation (the "Manager").

     WHEREAS, the Company employs physicians and personnel with expertise in providing dialysis treatment and other dialysis-related services to patients;

     WHEREAS, the Manager is experienced in the administration of companies that provide medical services to patients; and

     WHEREAS, the Company and the Manager desire to memorialize their arrangement regarding the provision of management and administrative services by the Manager to the Company.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DUTIES OF MANAGER.
     -----------------

     A. The Company hereby engages the services of the Manager and the Manager agrees to perform services for the Company, subject to the direction, control and approval of the Board of Directors of the Company, effective as of October 1, 1996 (the "Effective Date"). The management and administrative functions to be provided by the Manager shall include without limitation, the following:

          i. Performance of general executive and administrative services, including without limitation, periodic advice and consultation with respect to the Company's strategic affairs;

          ii. Performance of all administrative and accounting functions, including:

               (1)  hiring and payroll processing,
               (2)  personnel and benefit administration,
               (3)  billing and collection of accounts receivable,
               (4)  contracting and accounts payable,
               (5)  financial statements and tax return preparation, and
               (6)  insurance management;
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          iii.   Maintenance of professional liability, general liability and property insurance for the actions of its employees, in such reasonable amounts, with such companies and on such terms and conditions as the parties may agree; and

          iv. Undertaking such other corporate, managerial and related strategic services as the Company may from time to time reasonably request.

     B. Notwithstanding anything to the contrary contained herein, Manager shall only be required to devote such time to the performance of its duties hereunder as is reasonably necessary for Manager to perform its duties hereunder. The Company acknowledges and agrees that the Manager may engage in other business activities without the consent of the Company.

     C. The officers and employees of the Manager shall be experienced in the business and administration of physician practice management and they shall have obtained sufficient knowledge to efficiently and effectively administer the operations of the Company.

2.   TERM.
     ----

     The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years (the "Initial Term"). Thereafter, this Agreement shall automatically renew for consecutive one (1) year renewal terms, unless either party provides the other party with written notice of its intent to terminate this Agreement upon at least ninety (90) days' prior written notice. In the event this Agreement shall be extended and renewed as herein provided, except as expressly modified in writing by the parties, all terms, conditions and provisions of this Agreement shall continue to apply to any extension hereof. Notwithstanding the termination of this Agreement, any provisions that are intended to survive termination of this Agreement, including the obligation to pay any accrued compensation, shall continue with full force and effect.

3.   COMPENSATION.
     ------------

     In consideration of the services, covenants and agreements agreed to be performed by the Manager pursuant to this Agreement, the Company agrees to pay the Manager the sum of Eight Hundred Twenty-Five Thousand Dollars ($825,000) per year, payable in twelve equal annual installments, plus $40.52 per each acute treatment billed and otherwise administered by the Manager. The amounts payable under this Section 3 shall be adjusted periodically to provide for changes in services and inflation, as mutually agreed between the parties.

4.   EXPENSES.
     --------

     In addition to the amounts payable under Section 3 above, the Company shall reimburse the Manager for reasonable out-of-pocket costs and expenses reasonably incurred by the Manager in connection with performing its services hereunder.

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5.   INDEMNITY.
     ---------

     The Company agrees to indemnify and hold harmless the Manager, its controlling persons and each director, officer, shareholder and employee thereof, from and against any and all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys' fees) arising as a result of this Agreement and/or the relationship of the parties hereunder.

6.   RESTRICTIVE COVENANTS.
     ---------------------

     A. The Company covenants and agrees that during the term of this Agreement and for a period of two (2) years from and after the termination of this Agreement for any reason, the Company shall not directly or indirectly: (i) take any action to divert or disrupt any of the existing business carried on by the Manager; or (ii) induce, influence, or attempt to influence any of the Manager's employees to alter or terminate their employment with the Manager.

     B. Neither party shall at any time during the term of this Agreement, or anytime thereafter, use for its own benefit (except as may be required to carry out its duties under this Agreement) or divulge, furnish, or cause to be divulged or furnished, or make accessible to any corporation, partnership, joint venture, person or entity, any confidential knowledge or information, including without limitation, patient lists, addresses, telephone numbers and other patient specific information, books, records, financial statements or other financial information, supplier information, contracts or information relating to the business and affairs of the other party, which it may have obtained from the other party during the term of this Agreement. Upon termination of this Agreement, each party shall promptly deliver to the other party all files, patient lists and information, memoranda, plans, records or written materials of any kind of the other party, which are then in its possession or under its control.

     C. The parties agree that damages will not sufficiently compensate for a breach of this Section 6, and that in the event of such a breach, the non-breaching party shall have the right to petition a court of competent jurisdiction for an injunction or for other equitable relief in addition to all other remedies allowed by law. In the event the non-breaching party is successful in a lawsuit enforcing the provisions of this Agreement then, in addition to all other remedies, the non-breaching party shall be entitled to recover all costs of litigation, including reasonable attorney's fees, from the other party.

     D. In the event of a violation by a party of the covenants contained in this Section 6, it is mutually agreed that the term of the covenants shall be automatically extended against the breaching party for a period of two (2) years from the date on which the party permanently ceases such violation or for a period of two (2) years from the date of the entry by a court of competent jurisdiction of a final order or a judgment enforcing the covenants, whichever period is earlier. The extension of the term of the covenants provided in this
Section 6 shall be in addition to, and not in lieu of, the remedies provided in
Section 6(C) above.

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     E.  If a court of competent jurisdiction should declare the covenants contained in this Section 6 unenforceable because of any unreasonable restriction of duration or scope, then the parties hereby acknowledge and agree that such court shall have the express authority to reform the covenants to provide for reasonable restrictions and/or grant such other relief at law or in equity reasonably necessary to protect the interests of the parties.

     F. Each of the parties warrants and represents that it: (i) is familiar with restrictive covenants; (ii) has concluded that such obligations, including, without limitation, the right to equitable relief contained herein, are reasonable; and (iii) is fully aware of the duties, responsibilities, obligations and liabilities imposed upon the parties by this Agreement. Each of the parties hereto acknowledges, each to the other, that the restrictive covenants contained in this Agreement are fair, reasonable and just, under the circumstances, and not a penalty.

7.   MISCELLANEOUS.
     -------------

     A. Governing Law. The validity, construction, interpretation and enforceability of this Agreement and the capacity of the parties shall be determined and governed by the laws of the State of Illinois.

     B. Assignment. The Company may not assign this Agreement without the express written consent of the Manager which shall not be unreasonably withheld; provided, however the Manager may assign this Agreement without the consent of the Company.

     C. Status of Parties. The parties acknowledge that the Manager is acting as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither the Manager nor its employees shall be considered employees or agents of the Company as a result of this Agreement or the services provided hereunder.

     D. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or deposited in the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:

     Nephrology Associates of Northern Illinois, Ltd.
     101 North Scoville
     Oak Park, Illinois  60302
     Attention:  Arthur Morris, M.D.

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     If to the Manager:

     Everest Healthcare Services Corporation
     101 North Scoville
     Oak Park, Illinois  60302
     Attention:  Craig W. Moore

     with a copy to:

     Katten Muchin & Zavis
     525 West Monroe Street
     Suite 1600
     Chicago, Illinois  60661-3693
     Attention:  Alan M. Berry, Esq.
                 Matthew S. Brown, Esq.

or to such other address as either party may designate in writing to the other party in accordance with this Section 7(D).

     E. Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by that party.

     F. Severability. The provisions of this Agreement shall be severable and the invalidity of any provision or portion thereof shall not affect the validity of the other provisions.

     G. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

     H. Limited Renegotiation. This Agreement shall be construed to be in accordance with any and all applicable federal and state laws, including, without limitation, Medicare, Medicaid and other federal and state statutes, rules, regulations, principles and interpretations. In the event there is a change in Medicare, Medicaid or other federal or state statutes, rules, regulations, principles or interpretations that renders any of the material terms of this Agreement unlawful or unenforceable, including any services rendered or compensation to be paid hereunder, either party shall have the immediate right to initiate the good faith renegotiation of the affected term or terms of this Agreement, upon notice to the other party, or remedy such condition. Should the parties be unable in good faith to renegotiate the term or terms so affected so as to bring it/them into compliance with the statute, rule, regulation, principle or interpretation that rendered it/them unlawful or unenforceable within thirty (30) days of the date on which notice of a desired renegotiation is given, then either party shall be entitled, after the expiration of said initial thirty (30) day period, to terminate this Agreement upon thirty (30) days

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written notice to the other party; provided, that if the Agreement is terminated by the Manager, the terms of Section 6 hereof shall survive such termination as provided therein.

     I. Force Majeure. If either party is delayed or prevented from fulfilling any of its obligations under this Agreement by Force Majeure, such party shall not be liable under this Agreement for the delay or failure. "Force Majeure" means any cause beyond the reasonable control of a party, including but not limited to an act of God, act or omission of civil or military authorities of a state or nation, fire, strike, flood, riot, war, delay of transportation, or inability due to any of these causes to obtain necessary labor, materials or facilities.

     J. Collateral Agreements. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments with respect to the subject matter hereof, other than as set forth herein. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

     K. No Referrals. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any provision contained in this Agreement be construed as requiring or otherwise obligating the Manager or any of its Affiliates to refer patients to, or otherwise generate business for, the Company. As used in this Agreement, the term "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such party.

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     IN WITNESS WHEREOF, the Company and the Manager have caused this Agreement to be duly executed and delivered as of the Effective Date.

                              COMPANY:

                              NEPHROLOGY ASSOCIATES OF NORTHERN
                               ILLINOIS, LTD.


                              By:   /s/  ARTHUR MORRIS
                                    ---------------------------------
                                         Arthur Morris
                                         President


                              MANAGER:

                              EVEREST HEALTHCARE SERVICES
                               CORPORATION


                              By:   /s/  JOHN B. BOURKE
                                    ---------------------------------
                                         John B. Bourke
                                         Chief Financial Officer

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